GUARANTY AGREEMENT


This Guaranty Agreement (the "Guaranty"), dated as of March
31, 1998, is made by JBS International, Inc., a Barbados corporation ("Guarantor"), in favor of The Prudential Insurance Company of America ("Prudential") and each "Prudential Affiliate" (as defined in the Amended Agreement referred to below) which becomes bound by the Amended Agreement as provided therein, together with their respective successors and assigns (each such Prudential Affiliate together with Prudential and their successors and assigns and each holder of a Note are herein referred to individually and collectively as the "Lender").

                    RECITALS:

WHEREAS, John B. Sanfilippo & Son, Inc., a Delaware corporation ("Borrower"), desires to enter into that certain letter amendment dated as of the date hereof (the "Letter Amendment") to the Second Amended and Restated Note Agreement dated as of January 27, 1997 (as amended by such Letter Amendment hereinafter referred to as, the "Amended Agreement") which amended and restated in its entirety the Amended and Restated Note Purchase and Private Shelf Agreement dated as of October 19, 1993 under which the Lender has purchased, and the Borrower has issued and sold, the Notes (as defined in the Amended Agreement); and

WHEREAS, all parties acknowledge that the indebtedness and obligations contemplated by the Amended Agreement have been incurred for and will inure, in part, to the benefit of the Guarantor; and

WHEREAS, in order to enter into the Letter Amendment, Lender has required, among other things, that this Guaranty be executed and delivered.

NOW THEREFORE, for value received, to satisfy one of the conditions precedent to the Letter Amendment, to induce any Transferee to accept the transfer of all or any part of any Note, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor agrees as follows:

                     ARTICLE I

                    DEFINITIONS


SECTION 1.1 DEFINITIONS. As used in this Agreement, the term "Indebtedness" shall mean all of the indebtedness, obligations and liabilities existing on the date hereof or arising from time to time hereafter, whether direct or indirect, joint or several, actual, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of the Borrower to the Lender and all other holders of Notes under or in respect of the Amended Agreement, the Notes or any one or more of the other Ancillary Agreements, including, without limitation, the principal of and interest and Yield-Maintenance Amount, if any, on the Notes.

SECTION 1.2 OTHER DEFINITIONS. Capitalized terms that are used in this Guaranty and not defined in this Guaranty shall have the meaning ascribed to them in the Amended Agreement; provided, that, the terms "Environmental Laws", "CERCLA" and "Pension Plan", shall have the meanings given such terms in the Bank Agreement, as in effect on the date hereof, and such definitions are incorporated by reference herein as though set forth fully herein.

                        ARTICLE II

                       THE GUARANTY

SECTION 2.1 GUARANTY OF PAYMENT AND PERFORMANCE OF OBLIGATIONS. Guarantor absolutely, unconditionally and irrevocably guarantees the full and prompt payment in United States currency when due (whether at maturity, a stated prepayment date or earlier by reason of acceleration or otherwise) and at all times thereafter, and the due and punctual performance, of all Indebtedness together with all costs and expenses, including without limitation all court costs and expenses and attorneys' fees, paid or incurred by Lender in endeavoring to enforce this Guaranty or in pursuing any action against Borrower or Guarantor or enforcing any rights of Lender in the security for the Indebtedness or for liabilities of the Guarantor hereunder, and any taxes, fees or penalties which may be paid or payable in connection therewith. This is a continuing guaranty of payment and performance not of collection.

Upon an Event of Default, Lender may, at its sole election and without notice, proceed directly and at once against Guarantor to seek and enforce performance of, and to collect and recover, the Indebtedness, or any portion thereof, without first proceeding against Borrower, any other Person, or any security for the Indebtedness or for the liability of any such other Person or the Guarantor hereunder. Lender shall have the exclusive right to determine the application of payments and credits, if any, from Guarantor, Borrower or from any other Person on account of the Indebtedness or otherwise.

SECTION 2.2 OBLIGATION, UNCONDITIONAL. The obligations of Guarantor under this Guaranty shall be continuing, absolute and unconditional, irrespective of (i) the invalidity or unenforceability of any part or all of the Amended Agreement or any other Ancillary Agreement; (ii) the absence of any attempt by Lender to collect the Indebtedness or any portion thereof from Borrower or other action to enforce the same; (iii) the waiver or consent by Lender with respect to any provision of the Amended Agreement or any other Ancillary Agreement or applicable law;
(iv) any failure by Lender to acquire, perfect or maintain any security interest or lien in, or take any steps to preserve its rights to any security for the Indebtedness or any portion thereof or for the liability of Guarantor hereunder; (v) any defense arising by reason of any disability or other defense (other than a defense of payment, unless the payment on which such defense is based was or is subsequently invalidated, declared to be fraudulent or preferential, otherwise avoided and/or required to be repaid to Borrower, the Guarantor, the estate of either the Borrower or the Guarantor, a trustee, receiver or any other Person under any bankruptcy law, state or federal law, common law or equitable cause, in which case there shall be no defense of payment with respect to such payment) of Borrower or any other Person liable on the Indebtedness or any portion thereof; (vi) Lender's election, in any proceeding instituted under Chapter 11 of Title 11 of the Federal Bankruptcy Code (11 U.S.C. 101 et seq.) (the "Bankruptcy Code"), of the application of Section llll(b)(2) of the Bankruptcy Code; (vii) any borrowing or grant of a security interest to Lender by Borrower, as debtor-in-possession, or extension of credit, under
Section 364 of the Bankruptcy Code; (viii) the disallowance or avoidance of all or any portion of Lender's claim(s) for repayment of the Indebtedness under the Bankruptcy Code or any similar state law or the avoidance of any security for the Indebtedness or any security for the liability of the Guarantor hereunder; (ix) any amendment to, waiver or modification of, or consent under any provision of the Amended Agreement or any other Ancillary Agreement; (x) any change in any provision of any applicable law or regulation; (xi) any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, binding on or affecting Guarantor or Borrower or any of their assets; (xii) the charter or by-laws of Guarantor or Borrower; (xiii) any mortgage, indenture, lease, contract, or other agreement (including without limitation any agreement with stockholders), instrument or undertaking to which Guarantor or Borrower is a party or which purports to be binding on or affect Guarantor or Borrower or any of their assets; or
(xiv) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.


SECTION 2.3 LENDER'S FREEDOM TO ACT. Lender is authorized, without notice and without affecting the liability of Guarantor hereunder, from time to time to (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Indebtedness or any portion thereof, or otherwise modify, amend or change the terms of the Amended Agreement or any of the other Ancillary Agreements; (ii) accept partial payments on the Indebtedness; (iii) take and hold security or additional guaranties or sureties for the Indebtedness or any portion thereof or any other liabilities of Borrower, the obligations of Guarantor under this Guaranty and the obligations under any other guaranties and sureties of the Indebtedness, and exchange, enforce, waive, release, sell, transfer, assign or otherwise deal with any such security, guaranty or surety; (iv) apply such security and direct the order or manner of sale thereof as Lender may determine in its sole discretion; (v) settle, release, compromise, collect or otherwise liquidate the Indebtedness or any portion thereof and any security therefor in any manner; (vi) extend additional loans, credit and financial accommodations and otherwise create additional Indebtedness; (vii) waive strict compliance with the terms of the Amended Agreement or the other Ancillary Agreements and otherwise forbear from asserting Lender's rights and remedies thereunder; (viii) enforce or forbear from enforcing the guaranty or surety of any other guarantor or surety of the Indebtedness, any portion thereof or release any such guarantor or surety; and (ix) assign this Guaranty in part or in whole in connection with any assignment of the Indebtedness or any portion thereof.

SECTION 2.4 WAIVERS OF GUARANTOR. Guarantor waives all set-offs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and diligence with respect to the Indebtedness and the obligations of Guarantor hereunder, the filing of any claims with a court in the event of receivership or bankruptcy of Borrower, and notices of acceptance of this Guaranty. Guarantor further waives all notices that the principal amount, any payment or any portion thereof, any interest or Yield- Maintenance Amount on the Indebtedness or any portion thereof is due, notices of any and all proceedings to collect from Borrower, anyone primarily or secondarily liable with respect to the Indebtedness or any portion thereof, or from anyone else, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security securing payment of the Indebtedness or this Guaranty. The Guarantor agrees that the Lender shall not be under any obligation to marshall any assets in favor of Guarantor or against or in payment of any or all of the Indebtedness.

The Guarantor hereby waives and releases the Borrower from any and all "claims" (as defined in Section 101(4) of the Bankruptcy Code) to which the Guarantor is or would at any time be entitled by virtue of its obligations under this Guaranty, including, without limitation, any right of subrogation (whether contractual, under Section 509 of the Bankruptcy Code or otherwise), reimbursement, contribution, indemnity, exoneration or similar right against the Borrower. Guarantor further waives any right to demand security from Borrower and any benefit of, and any right to participate in, any security given to Lender to secure payment of the Indebtedness or any other liability of Borrower to Lender.

SECTION 2.5  REVIVAL.  To the extent that Borrower or
Guarantor makes a payment or payments, or a transfer of an interest in any property to Lender or Lender enforces its rights in any security for the liabilities of Guarantor hereunder or exercises its right of set-off, and such payment, payments, transfer, or the proceeds of such enforcement or set-off, or any portion of such payment, payments, transfer or proceeds are subsequently invalidated, declared to be fraudulent or preferential, set aside, otherwise avoided or required to be repaid to Borrower, Guarantor, the estate of Borrower or Guarantor, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, avoidance or repayment, the obligation or part of such obligation originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such payment, enforcement or set-off had not occurred.

SECTION 2.6 OBLIGATION TO KEEP INFORMED. Guarantor shall be responsible for keeping itself informed of the financial condition of Borrower and any other Persons primarily or secondarily liable on the Indebtedness or any portion thereof, and of all other circumstances bearing upon the risk of nonpayment of the Indebtedness or any portion thereof, and Guarantor agrees that Lender shall have no duty to advise Guarantor of information known to Lender regarding such condition or any such circumstance. If Lender, in its discretion, undertakes at any time or from time to time to provide any such information to Guarantor, Lender shall not be under any obligation (i) to undertake any investigation, whether or not a part of its regular business routine, (ii) to disclose any information which Lender wishes to maintain confidential, or
(iii) to make any other or future disclosures of such information or any other information to Guarantor.

SECTION 2.7 BANKRUPTCY. If any Event of Default specified in clauses (viii) to (x), inclusive, of paragraph 7A of the Amended Agreement shall occur and be continuing, any and all obligations of the Guarantor shall forthwith become due and payable without notice.

                       ARTICLE III

               REPRESENTATIONS AND WARRANTIES

The undersigned represents, covenants and warrants as follows:

SECTION 3.1 ORGANIZATION. The Guarantor is a corporation duly organized and existing in good standing under the laws of Barbados. The Guarantor is duly qualified and authorized to transact business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted by it or the ownership of its properties or assets makes such qualification necessary, except where the failure to be in good standing or to be so qualified or authorized would not have a material adverse effect on the business, condition (financial or otherwise) or operations of the Guarantor.

SECTION 3.2 POWER AND AUTHORITY. The Guarantor has all requisite corporate power to conduct its business as currently conducted and as currently proposed to be conducted. The Guarantor has all requisite corporate power to execute, deliver and perform its obligations under this Guaranty and all other Ancillary Agreements to which it is a party. The execution, delivery and performance by the Guarantor of this Guaranty and all other Ancillary Agreements to which it is a party have been duly authorized by all requisite corporate action on the part of the Guarantor. The Guarantor has duly executed and delivered this Guaranty and all other Ancillary Agreements to which it is a party and this Guaranty and all other Ancillary Agreements to which it is a party constitute the legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms.

SECTION 3.3 CONFLICTING AGREEMENTS AND OTHER MATTERS. The Guarantor is not a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the execution nor delivery of this Guaranty or any of the other Ancillary Agreements to which it is a party nor fulfillment of nor compliance with the terms and provisions hereof or thereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Guarantor pursuant to, the charter or by-laws of the Guarantor, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Guarantor is subject. The Guarantor is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness (as defined in the Amended Agreement) of the Guarantor, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the creation of, any guarantee, except under the Amended Agreement, the Bank Agreement and the Teachers Note Agreement.

SECTION 3.4.    [Intentionally Left Blank.]

SECTION 3.5     [Intentionally Left Blank.]

SECTION 3.6 LITIGATION, LABOR CONTROVERSIES ETC. There is no pending or, to the knowledge of the Guarantor, threatened litigation, action, proceeding, or labor controversy affecting the Guarantor, or any of its properties, businesses, assets or revenues, which may materially adversely affect the financial condition, operations, assets, business, properties or prospects of the Guarantor or which purports to affect the legality, validity or enforceability of this Guaranty, the Amended Agreement or any other Ancillary Agreement.

SECTION 3.7 SUBSIDIARIES. The Borrower owns not less than 100% of the issued and outstanding shares of capital stock of the Guarantor. The Guarantor has no Subsidiaries.

SECTION 3.8 OWNERSHIP OF PROPERTIES. The Guarantor owns good and marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to paragraph 6A of the Amended Agreement.

SECTION 3.9     TAXES.  The Guarantor has filed all tax
returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

SECTION 3.10 PENSION AND WELFARE PLANS. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Guaranty, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Guarantor or any ERISA Affiliate of any material liability, fine or penalty. Neither the Guarantor nor any ERISA Affiliate has any contingent liability with respect to any post-retirement benefit under a welfare plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

SECTION 3.11    ENVIRONMENTAL WARRANTIES.

(a)	all facilities and property (including
underlying groundwater) owned or leased by the Guarantor have been, and continue to be, owned or leased by the Guarantor in material compliance with all Environmental Laws;

(b)	there have been no past, and there are no
pending or threatened

(i)	claims, complaints, notices or
requests for information received by the Guarantor with respect to any alleged violation of any Environmental Law, or

(ii)	complaints, notices or inquiries to
the Guarantor regarding potential liability under any Environmental Law;

(c)	there have been no releases of hazardous
materials at, on or under any property now or previously owned or leased by the Guarantor that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Guarantor;

(d)	the Guarantor has been issued and is in
material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for its businesses;

(e)	no property now or previously owned or leased
by the Guarantor is listed or proposed for listing
(with respect to owned property only) on the National
Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

(f)	there are no underground storage tanks,
active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Guarantor that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Guarantor;

(g)	the Guarantor has not directly transported or
directly arranged for the transportation of any hazardous material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Guarantor for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

(h)	there are no polychlorinated biphenyls or
friable asbestos present at any property now or previously owned or leased by the Guarantor that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Guarantor; and

(i)	no conditions exist at, on or under any
property now or previously owned or leased by the Guarantor which, with the passage of tine, or the giving of notice or both, would give rise to liability under any Environmental Law.

SECTION 3.12 ACCURACY OF INFORMATION. All factual information heretofore or contemporaneously furnished by or on behalf of the Guarantor in writing to Prudential or any Lender for purposes of or in connection with this Guaranty or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Guarantor to Prudential or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Guaranty by Prudential and such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

                           ARTICLE IV

                            COVENANTS

SECTION 4.1     AFFIRMATIVE COVENANTS.  The Guarantor
covenants and agrees that, so long as any portion of the Indebtedness shall remain unpaid, the Guarantor will, unless the Required Holders shall otherwise consent in writing, perform the obligations set forth in this Section.

SECTION 4.1.1   [Intentionally Left Blank.]

SECTION 4.1.2 COMPLIANCE WITH LAWS, ETC. The Guarantor will comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include
(without limitation):

(a)	the maintenance and preservation of its
corporate existence and qualification as a foreign corporation; and

(b)	the payment, before the same become
delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

SECTION 4.1.3 MAINTENANCE OF PROPERTIES. The Guarantor will maintain, preserve, protect and keep its properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Guarantor determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

SECTION 4.1.4 INSURANCE. The Guarantor will maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of Prudential, furnish to each holder of a Note at reasonable intervals a certificate of an Authorized Officer of the Guarantor setting forth the nature and extent of all insurance maintained by the Guarantor and its Subsidiaries in accordance with this section.

SECTION 4.1.5 BOOKS AND RECORDS. The Guarantor will keep books and records which accurately reflect all of its business affairs and transactions and permit any holder of a Note or any of their respective representatives, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and the Guarantor hereby authorizes such independent public accountant to discuss the Guarantor's financial matters with any holder of a Note or its representatives whether or not any representative of the Guarantor is present) and to examine (and, at the expense of the Guarantor, photocopy extracts from) any of its books or other corporate records. The Guarantor shall pay any fees of such independent public accountant incurred in connection with any holder's exercise of its rights pursuant to this section.

SECTION 4.1.6   ENVIRONMENTAL COVENANT.  The Guarantor will

(a)	use and operate all of its facilities and
properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all hazardous materials in material compliance with all applicable Environmental Laws;

(b)	immediately notify Prudential and provide
copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, and shall diligently defend to the satisfaction of the Agent any actions and proceedings relating to compliance with Environmental Laws; and

(c)	provide such information and certifications
which Prudential may reasonably request from time to time to evidence compliance with this section 4.1.6.

SECTION 4.2 NEGATIVE COVENANTS. The Guarantor covenants and agrees that, so long as any portion of the Indebtedness shall remain unpaid, the Guarantor will not, without the prior written consent of the Required Holders, do anything prohibited in this section.

SECTION 4.2.1 INDEBTEDNESS. The Guarantor will not create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness or any guaranty of any Indebtedness other than Indebtedness under the Teachers Note Agreement and the Bank Agreement as in effect on the date hereof.

SECTION 4.2.2 LIENS. The Guarantor will not create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired.

SECTION 4.2.3 INVESTMENTS. The Guarantor will not make, incur, assume or suffer to exist any Investment in any other
Person.

SECTION 4.2.4   BUSINESS; OWNERSHIP OF PROPERTY.  The
Guarantor will not engage in any business or own any property other than the property owned by the Guarantor on the date hereof.

SECTION 4.2.5 CONSOLIDATION, MERGER, ETC. The Guarantor will not liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof), except as permitted by all of the Amended Agreement.

SECTION 4.2.6 ASSET DISPOSITIONS ETC. The Guarantor will not sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any part of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person, except as permitted by the Amended Agreement.

                              ARTICLE V

                            MISCELLANEOUS

SECTION 5.1 SUCCESSORS, ASSIGNS AND PARTICIPANTS. This Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of Lender and its successors, transferees and assigns; all references herein to Guarantor shall be deemed to include its successors and assigns, and all references herein to Lender shall be deemed to include its successors and assigns. This Guaranty shall be enforceable by Lender and any of Lender's successors, assigns and participants, and any such successors and assigns shall have the same rights and benefits with respect to the Borrower under this Guaranty as the Lender hereunder.

SECTION 5.2 FURTHER ASSURANCES. Guarantor agrees, at the sole cost and expense of Guarantor, to promptly do all such things and execute all such documents as Lender may consider necessary or desirable to preserve the rights and powers of Lender hereunder.

SECTION 5.3  NOTICES.  Except as otherwise expressly
provided herein, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered five (5) days after deposit in the United States mails, with proper postage prepaid, or upon delivery by courier or upon transmission by telex, telecopy or similar electronic medium to the following addresses:

(i)	If to the Lender at:

The Prudential Insurance Company of America
c/o Prudential Capital Group
Two Prudential Plaza
Suite 5600
Chicago, Illinois 60601
Attention:  Managing Director
Telecopy: (312) 540-4222
Telephone:  (312) 540-4204

with a copy to:

Wiley S. Adams
Assistant General Counsel
Prudential Capital Group
Two Prudential Plaza
Suite 5600
Chicago, Illinois 60601
Telecopy:  (312) 540-4222
Telephone:  (312) 540-4204

(ii)	If to Guarantor at:

JBS International, Inc.
c/o John B. Sanfilippo & Son, Inc.
2299 Busse Road
Elk Grove Village, Illinois 60007
Attn:  Michael J. Valentine, Chairman and President
Telecopy:  (847) 593-3085
Telephone:  (847) 593-2300

with a copy to:

Jenner & Block
One IBM Plaza
Chicago, Illinois 60611
Attn: Timothy R. Donovan
Telecopy:  (312) 527-0484
Telephone:  (312)222-9350

or to such other address as each party designates to the other in the manner herein prescribed.

SECTION 5.4 AMENDMENTS, WAIVERS and CONSENTS. No amendment or waiver of or consent to any departure by Guarantor from any provision of this Guaranty, shall be binding on Lender except as expressly set forth and consented to in a writing duly signed and delivered by the Required Holder(s), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No course of dealing between Guarantor and Lender, nor any failure on the part of Lender to exercise any right, power or remedy nor any delay on the part of Lender in exercising any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise by Lender of any right, power or remedy shall preclude any further exercise thereof by Lender. No waiver of any right, power or remedy shall be deemed to occur by any act or knowledge of Lender, its agents, officers or employees or be binding against Lender, except as expressly set forth in a writing duly signed and delivered by the Required Holder(s). No waiver by the Required Holder(s) of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by Lender permitted hereunder shall in any way affect or impair any of Lender's rights, powers or remedies or the obligations of Guarantor under this Guaranty.
Any determination by a court of competent jurisdiction of the amount of any part of the Indebtedness shall be conclusive and binding on Guarantor irrespective of whether Guarantor was a party to the suit or action in which such determination was made. As used herein, the term "this Guaranty" and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.

SECTION 5.5  GOVERNING LAW.  THIS GUARANTY HAS BEEN
DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE AT CHICAGO, ILLINOIS AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF ILLINOIS.

SECTION 5.6  SUBMISSION TO JURISDICTION.  THE GUARANTOR
HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS, AND IRREVOCABLY AGREES THAT, SUBJECT TO THE LENDER'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS RELATING TO THIS GUARANTY OR THE OTHER ANCILLARY AGREEMENTS TO WHICH THE GUARANTOR IS A PARTY SHALL BE LITIGATED IN SUCH COURTS, AND THE GUARANTOR WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MAIL OR MESSENGER ON JOHN B. SANFILIPPO & SON, INC. AT THE ADDRESS SET FORTH IN SECTION 5.3 ABOVE AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR FIVE
(5) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO THE GUARANTOR'S ADDRESS AS SET FORTH IN SECTION 5.3. THE LENDER AND THE GUARANTOR ACKNOWLEDGE THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY JURY EXCEED THE TIME AND EXPENSE REQUIRED FOR A BENCH TRIAL AND HEREBY WAIVE, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY, AND WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE LENDER. NOTHING CONTAINED IN THIS SUBSECTION 5.6 SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE GUARANTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

SECTION 5.7 COUNTERPARTS. This Guaranty may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 5.8 INTERPRETATION; PARTIAL INVALIDITY. Whenever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

SECTION 5.9 NO USURY. Nothing contained in this Guaranty shall be construed or shall so operate either presently or prospectively to require Guarantor to pay any amount under this Guaranty on account of the Indebtedness that constitutes interest in excess of the maximum amount of interest permitted by law to be charged on all or any portion of the Indebtedness and to be guaranteed by Guarantor hereunder. If any interest in excess of the maximum amount of interest permitted by law to be charged and to be guaranteed hereunder is provided for, or is adjudicated to be provided for, with respect to all or any portion of the Indebtedness, then in such event (i) the provisions of this
Section 5.9 shall govern and control; (ii) Guarantor shall not be obligated to pay any amount under this Guaranty that constitutes interest in excess of that so permitted on all or any portion of the Indebtedness; (iii) any amount paid by Guarantor to Lender under this Guaranty that constitutes interest in excess of that so permitted on all or any portion of the Indebtedness shall, at the option of Lender, be (A) applied as a credit against the then unpaid but due and owing amount under this Guaranty, (B) refunded to the Guarantor or (C) applied or refunded pursuant to any combination of the foregoing; (iv) this Guaranty shall have been deemed to have been, and shall be, reformed and modified to reflect, the Guarantor's guarantee hereunder of the payment of the Indebtedness to the extent interest included therein is permitted by law to be charged and to be guaranteed by Guarantor hereunder; and (v) Guarantor shall not have any action against Lender for any damages whatsoever arising out of the payment or collection of any such amount.

SECTION 5.10 MISCELLANEOUS. The section headings used in this Guaranty are for convenience of reference only and shall not define or limit the provisions of this Guaranty. All remedies under this Guaranty are cumulative and are not exclusive of any other remedies provided by law.



[Signature pages to follow]

IN WITNESS WHEREOF, Guarantor and Prudential have caused this Guaranty to be duly executed as of the date first above written.

                                           JBS INTERNATIONAL, INC.


                                          By:/s/ Michael J. Valentine
                                             ---------------------------
                                          Title: President
                                                 ---------


THE PRUDENTIAL INSURANCE
   COMPANY OF AMERICA


By: /s/ Mark Hoffmeister
       -----------------
       Senior Vice President
       ---------------------